AMENDMENT NUMBER 7 TO THE

AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT

This Amendment 7 (the “Amendment”) to that certain Amended and Restated Principal Underwriting Agreement, dated April 30, 2014 (the “Agreement”), by and between Hartford Funds Distributors, LLC (formerly known as Hartford Investment Financial Services, LLC), Hartford Series Fund, Inc., and Hartford HLS Series Fund II, Inc., is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties wish to amend certain terms of the Agreement effective as of the Effective Date;

WHEREAS, the Board of Directors of each Company (the “Board”) approved such amended terms at a meeting held on February 13-14, 2024;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Hartford HLS Series Fund II, Inc. is deleted as a party to the Agreement, and all references to Hartford HLS Series Fund II, Inc. in the Agreement are hereby deleted.

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule A attached hereto.

3.	The changes to the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

4.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

5.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date first written above.

Hartford Series Fund, Inc.

By: /s/ Thomas R. Phillips
Name: Thomas R. Phillips Title: Secretary and Vice President

Agreed to and Accepted:

Hartford Funds Distributors, LLC

By: /s/ Gregory A. Frost
Name: Gregory A. Frost Title: Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

This Amended and Restated Schedule A to that certain Amended and Restated Principal Underwriting Agreement by and between Hartford Series Fund, Inc. and Hartford Funds Distributors, LLC dated April 30, 2014, is effective as of April 29, 2024.

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford Small Cap Growth HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund